Exhibit 99.1

Motive, Inc. Updates Expected Date for the Completion of Restated

Financial Statements

AUSTIN, Texas, Sept. 28, 2006 - Motive, Inc., a leading provider of broadband management software, today announced that the completion of its restatement of its 2001-2005 financial statements would be further delayed.

On August 8, 2006, Motive announced that it was in the final stages of its efforts to complete the restatement of its 2001-2005 financial statements. At that time the company stated that it expected to announce the results of the restatement by September 30, 2006. Motive now expects to announce the results of the restatement, to file its annual report on Form 10-K for the year ended December 31, 2005, and file all of its delinquent quarterly reports, no later than November 30, 2006.

Alfred Mockett, CEO and Chairman stated, “As I have consistently said throughout this restatement process, we will leave no stone unturned in ensuring that we completely address past accounting issues, correct them and put them behind us. This complex and detailed process— dating back to 2001— has taken longer than anticipated to complete.”

Additionally, the review has raised the possibility that there may be adjustments related to the purchase accounting of the company’s acquisition of BroadJump in 2003. These accounting adjustments could impact revenue recognition associated with the acquisition and the company’s recently announced impairment charge. The resolution of these adjustments will have no effect on cash or liquid assets.

About Motive, Inc.

Motive, Inc. (OTC: MOTV) has pioneered a unique approach to designing management services into Internet-era networks, systems and applications. Motive’s software makes complex products and services self-managing, reducing overhead costs and optimizing customers’ return on investment. Companies worldwide have relied on Motive’s software to provide a range of problem remediation and configuration management tasks for more than 45 million endpoints. Founded in 1997, Motive is headquartered in Austin, Texas, and has offices in Europe and Asia. For more information, visit www.motive.com.

Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

This press release contains certain forward looking statements within the meaning of the federal securities laws which are identified by the use of the words “believes”, “expects”, “anticipates”, “will”, “contemplates”, “would”, “should”, “may”, “estimate”, “intend”, “plan” and similar expressions that contemplate future events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to timely complete the restatement of our financial results and our delinquent SEC reports, and the fact that our historical financial results are not finalized and are subject to change. Numerous other factors, risks and uncertainties affect our operating results and our financial condition, including without limitation, anticipated customer demand for our products and services, our ability to charge and collect amounts from our customers, our dependency on a small number of relatively large orders, our ability to attract and retain customers, our strategic alliance and distribution arrangements, the adequacy of our liquidity and capital resources, our ability to control expenses, the rapid pace of technological change, the strength of competitive offerings from other providers, and those additional risk factors and uncertainties discussed in our filings with the Securities Exchange Commissions, which are available at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update any information contained in this press release.

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IR Contact:

Motive Investor Relations

ir@motive.com

+1 512 531 1038

Press Contact:

Jenny Remington

Motive, Inc.

+1 512-695-5722

pr@motive.com